Exhibit 99.1

KINGSWAY ANNOUNCES SECOND QUARTER 2016 RESULTS

Toronto, Ontario (July 22, 2016) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the second quarter and six months ended June 30, 2016. All amounts are in U.S. dollars unless indicated otherwise.

Management Comments
Larry G. Swets, Jr., President and Chief Executive Officer, stated, “Kingsway continued to move forward on a number of growth initiatives throughout the first half of 2016 that are consistent with our long-term strategy of creating value through strategic investments, acquisitions and financings. In the second quarter, we announced, and this week successfully closed, the acquisition of CMC Industries, Inc., which we view as the beginning of building a portfolio of real estate with strong tenants that will allow the Company to deploy its balance sheet and deferred tax assets at minimal risk. We also restructured our existing Insurance Services segment with the acquisition of Argo Management Group and appointment of John T. (“JT”) Fitzgerald. JT is leading the Company’s warranty businesses, where we are beginning to ramp up our expansion efforts and expect to see profitable growth.”

Mr. Swets continued, “We also were very pleased to close this week 1347 Capital Corp.’s business combination with Limbach Holdings LLC, a commercial mechanical engineering and construction contractor. Limbach is run by a strong management team led by CEO Charlie Bacon and has outperformed its peers in the non-residential construction market. The process through which Limbach came public was challenging, but we were pleased to work through a solution that provides the necessary capital for the company to grow while retaining substantial upside potential for Kingsway and its shareholders. We look forward to working closely with Charlie and his team in the coming years.”

Company Appoints Steve Harrison as Executive Vice President of its Insurance Management Team
Mr. Swets concluded, “We have continued to evaluate how to better take advantage of our traditional insurance business and were fortunate to have Steve Harrison join our insurance management team as Executive Vice President to help manage this operation. He has successfully run profitable insurance businesses for over four decades and shares our view that the Company can achieve considerable improvements in its underwriting results.”

Mr. Harrison has over 42 years of experience in the insurance industry. Among his previous experiences, Mr. Harrison was the President and co-founder of USAuto Insurance Company, Inc. in 1995, which merged and went public in 2004 as First Acceptance Corporation (FAC). Prior to that, he was the President of Harrison Brothers Insurance Agency, Inc., writing all lines of insurance from 1974 to 1995. Mr. Harrison was the recipient of the 2007 Ernst & Young Entrepreneur of the Year Award.

Operating Results
The Company reported net loss attributable to common shareholders of $0.6 million, or $0.03 per diluted share, in the second quarter of 2016, compared to net income attributable to common shareholders of $1.8 million, or $0.09 per diluted share, in the second quarter of 2015.

For the six months ended June 30, 2016, Kingsway reported net loss attributable to common shareholders of $2.1 million, or $0.11 per diluted share, compared to a net income attributable to common shareholders of $3.9 million, or $0.20 per diluted share, in the prior year period.

Following are highlights of Kingsway’s second quarter 2016 results. Operating loss reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $1.1 million for the second quarter of 2016 compared to $2.5 million for the second quarter of 2015.

◦	Insurance Underwriting segment operating income was $0.2 million for the second quarter of 2016 compared to operating loss of $0.5 million for the second quarter of 2015.

◦	Insurance Services segment operating loss was $0.8 million for the second quarter of 2016 compared to $0.1 million for the second quarter of 2015.

◦	Net investment income of $1.1 million was reported in the second quarter of 2016 compared to $0.5 million in the second quarter of 2015.

Exhibit 99.1

◦	Net realized gains of $0.1 million were reported in the second quarter of 2016 compared to $0.1 million in the second quarter of 2015.

◦	Other operating income and expense was a net expense of $1.7 million in the second quarter of 2016 compared to $2.5 million in the second quarter of 2015.

•	Adjusted operating loss was $0.6 million in the second quarter of 2016 compared to $0.1 million in the second quarter of 2015.

•
Book value decreased to $2.14 per share at June 30, 2016 from $2.22 per share at December 31, 2015. The Company also carries a valuation allowance, in the amount of $14.32 per share at June 30, 2016, against the deferred tax asset, primarily related to its loss carryforwards.

About the Company
Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation. The Company owns or controls stakes in several insurance industry assets and utilizes its subsidiaries, 1347 Advisors LLC and 1347 Capital LLC, to pursue opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Exhibit 99.1

Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Revenues:
Net premiums earned	$31,813	$30,200	$61,240	$59,230
Service fee and commission income	5,394	5,848	10,716	11,246
Net investment income	1,072	528	1,000	1,841
Net realized gains (losses)	67	53	(104)	53
Other-than-temporary impairment loss	—	—	—	(10)
Other income	2,791	2,514	5,165	10,871
Total revenues	41,137	39,143	78,017	83,231
Operating expenses:
Loss and loss adjustment expenses	24,838	24,187	48,335	46,140
Commissions and premium taxes	6,103	5,799	11,701	11,546
Cost of services sold	770	1,058	1,543	1,721
General and administrative expenses	10,826	10,175	20,377	21,751
Amortization of intangible assets	307	313	602	630
Contingent consideration (benefit) expense	(657)	110	(657)	254
Total operating expenses	42,187	41,642	81,901	82,042
Operating (loss) income	(1,050)	(2,499)	(3,884)	1,189
Other expenses (revenues), net:
Interest expense	1,108	1,414	2,201	2,805
Foreign exchange losses, net	9	760	10	1,152
(Gain) loss on change in fair value of debt	(1,068)	1,228	(3,596)	967
Loss on deconsolidation of subsidiary	—	4,420	—	4,420
Equity in net loss of investee	874	71	943	207
Total other expenses (revenues), net	923	7,893	(442)	9,551
Loss from continuing operations before income tax expense	(1,973)	(10,392)	(3,442)	(8,362)
Income tax expense	26	34	52	56
Loss from continuing operations	(1,999)	(10,426)	(3,494)	(8,418)
Income from discontinued operations, net of taxes	—	—	—	1,426
Gain on disposal of discontinued operations, net of taxes	1,124	11,259	1,124	11,259
Net (loss) income	(875)	833	(2,370)	4,267
Less: net (loss) income attributable to noncontrolling interests in consolidated subsidiaries	(361)	(1,064)	(400)	160
Less: dividends on preferred stock	82	82	164	163
Net (loss) income attributable to common shareholders	$(596)	$1,815	$(2,134)	$3,944
Loss per share - continuing operations:
Basic:	$(0.09)	$(0.48)	$(0.16)	$(0.44)
Diluted:	$(0.09)	$(0.48)	$(0.16)	$(0.44)
Earnings per share - discontinued operations:
Basic:	$0.06	$0.57	$0.06	$0.64
Diluted:	$0.06	$0.57	$0.06	$0.64
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.03)	$0.09	$(0.11)	$0.20
Diluted:	$(0.03)	$0.09	$(0.11)	$0.20
Weighted average shares outstanding (in ‘000s):
Basic:	19,818	19,710	19,764	19,710
Diluted:	19,818	19,710	19,764	19,710

Exhibit 99.1

Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2016	December 31, 2015
	(unaudited)
Assets
Investments:
Fixed maturities, at fair value (amortized cost of $62,397 and $55,606, respectively)	$63,003	$55,559
Equity investments, at fair value (cost of $24,264 and $26,428, respectively)	24,698	27,559
Limited liability investments	21,768	20,141
Other investments, at cost which approximates fair value	5,435	4,077
Short-term investments, at cost which approximates fair value	670	400
Total investments	115,574	107,736
Cash and cash equivalents	39,887	51,701
Investment in investee	828	1,772
Accrued investment income	496	594
Premiums receivable, net of allowance for doubtful accounts of $135 and $165, respectively	31,915	27,090
Service fee receivable, net of allowance for doubtful accounts of $288 and $276, respectively	950	911
Other receivables, net of allowance for doubtful accounts of $806 and $806, respectively	3,107	3,789
Reinsurance recoverable	959	1,422
Prepaid reinsurance premiums	91	7
Deferred acquisition costs, net	13,824	12,143
Income taxes recoverable	66	61
Property and equipment, net of accumulated depreciation of $12,632 and $12,537, respectively	5,373	5,577
Goodwill	10,078	10,078
Intangible assets, net of accumulated amortization of $6,611 and $6,009, respectively	14,865	14,736
Other assets	3,124	3,405
Total Assets	$241,137	$241,022
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$52,195	$55,471
Vehicle service agreements	2,975	2,975
Total unpaid loss and loss adjustment expenses	55,170	58,446
Unearned premiums	41,122	35,234
Reinsurance payable	284	145
Subordinated debt, at fair value	36,302	39,898
Deferred income tax liability	2,968	2,924
Deferred service fees	35,999	34,319
Accrued expenses and other liabilities	20,456	19,959
Total Liabilities	192,301	190,925

Class A preferred stock, no par value; unlimited number authorized; 262,876 and 262,876 issued and outstanding at June 30, 2016 and December 31, 2015, respectively; redemption amount of $6,572	6,411	6,394

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 19,842,806 and 19,709,706 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	—	—
Additional paid-in capital	342,864	341,646
Accumulated deficit	(311,292)	(308,995)
Accumulated other comprehensive income	9,500	9,300
Shareholders' equity attributable to common shareholders	41,072	41,951
Noncontrolling interests in consolidated subsidiaries	1,353	1,752
Total Shareholders' Equity	42,425	43,703
Total Liabilities and Shareholders' Equity	$241,137	$241,022

Exhibit 99.1

Non-U.S. GAAP Financial Measures
Segment Operating Loss

Segment operating loss represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating (Loss) Income

Adjusted operating (loss) income represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating (loss) income is comprised of segment operating loss as well as net investment income, net realized gains (losses), other-than-temporary impairment loss, equity in net loss of investee and net revenues of 1347 Advisors. A reconciliation of segment operating loss and adjusted operating (loss) income to net (loss) income for the three and six months ended June 30, 2016 and 2015 is presented below:

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Segment operating loss	$(599)	$(582)	$(994)	$(446)
Net investment income	1,072	528	1,000	1,841
Net realized gains (losses)	67	53	(104)	53
Other-than-temporary impairment loss	—	—	—	(10)
Equity in net loss from investee	(874)	(71)	(943)	(207)
Revenues of 1347 Advisors, net of related outside professional and advisory expenses	(281)	(55)	(345)	5,939
Adjusted operating (loss) income	(615)	(127)	(1,386)	7,170
Corporate operating expenses and other (1)	(1,659)	(2,020)	(3,496)	(5,304)
Amortization of intangible assets	(307)	(313)	(602)	(630)
Contingent consideration benefit (expense)	657	(110)	657	(254)
Interest expense	(1,108)	(1,414)	(2,201)	(2,805)
Foreign exchange losses, net	(9)	(760)	(10)	(1,152)
Gain (loss) on change in fair value of debt	1,068	(1,228)	3,596	(967)
Loss on deconsolidation of subsidiary	—	(4,420)	—	(4,420)
Loss from continuing operations before income tax expense	(1,973)	(10,392)	(3,442)	(8,362)
Income tax expense	(26)	(34)	(52)	(56)
Loss from continuing operations	(1,999)	(10,426)	(3,494)	(8,418)
Income from discontinued operations, net of taxes	—	—	—	1,426
Gain on disposal of discontinued operations, net of taxes	1,124	11,259	1,124	11,259
Net (loss) income	$(875)	$833	$(2,370)	$4,267

(1)	Corporate operating expenses and other includes corporate operating expenses, stock-based compensation expense and non-cash expenses related to the consolidation of KLROC Trust.

Exhibit 99.1

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2015 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Additional Information
Additional information about Kingsway, including a copy of its 2015 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kfs2015.